Exhibit 10.14

Execution Copy

AMENDMENT NO. 7 TO THE

LOAN AND SECURITY AGREEMENT

Dated as of December 10, 2008

AMENDMENT NO. 7 TO THE LOAN AND SECURITY AGREEMENT (this “Amendment”) by and between Residential Funding Company, LLC, a Delaware limited liability company, as borrower (“RFC”), GMAC Mortgage, LLC, a Delaware limited liability company, as borrower (“GMACM” and together with RFC, each a “Borrower” and collectively, the “Borrowers”), Residential Capital, LLC, a Delaware limited liability company, as guarantor (the “Guarantor”) and GMAC LLC, a Delaware limited liability company, as lender (the “Lender”).

PRELIMINARY STATEMENTS:

(1) The Borrowers and the Lender have entered into a Loan and Security Agreement dated as of April 18, 2008 (the “Loan and Security Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Loan and Security Agreement.

(2) The Borrowers and the Lender have entered into an Amendment No. 1 to the Loan and Security Agreement dated May 21, 2008.

(3) The Borrowers and the Lender have entered into an Amendment No. 2 to the Loan and Security Agreement dated May 22, 2008.

(4) The Borrowers and the Lender have entered into an Amendment No. 3 to the Loan and Security Agreement dated June 2, 2008.

(5) The Borrowers and the Lender have entered into an Amendment No. 4 to the Loan and Security Agreement dated July 25, 2008.

(6) The Borrowers and the Lender have entered into an Amendment No. 5 to the Loan and Security Agreement dated October 3, 2008.

(7) The Borrowers and the Lender have entered into an Amendment No. 6 to the Loan and Security Agreement dated October 17, 2008.

(8) The Guarantor executed a guarantee (the “Guarantee”) dated as of April 18, 2008 in favor of the Lender in connection with the Loan and Security Agreement.

(9) The Borrowers have requested the Lender to amend, and the Lender has agreed to amend, the Loan and Security Agreement on the terms and conditions set forth herein, and the Guarantor has agreed to be a party to this Amendment.

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Capital Contribution. As of November 30, 2008, the outstanding principal amount of the Loans was $682,571,281.91. Lender hereby confirms that Lender has forgiven a portion of the principal amount of the Loans equal to $451,493,000 effective as of November 30, 2008, so that the outstanding principal amount of Loans as of the date hereof is $231,078,281.91. Such forgiveness constitutes a capital contribution by the Lender to ResCap.

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SECTION 2. Amendments to the Loan and Security Agreement. The Loan and Security Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, hereby amended as follows:

(a) Clause (a) of the definition of “Attributed Rate” is hereby amended and restated in full to read as follows:

“(a) With respect to Eligible Servicing Rights 25.37%; provided, however, if the Lender forgives any portion of the Loan subsequent to the date hereof, for the period of effectiveness of each Borrowing Base Report delivered on or after the Additional Forgiveness Date, the Attributed Rate for the period over which each Borrowing Base Report (or “Benchmark Report”) is effective shall be a fraction,

(i)	the numerator of which is equal to (A) $240,092,000, minus (B) the Additional Forgiveness Amount, and

(ii)	the denominator of which is equal to the book value of the Borrower’s Eligible Servicing Rights as set forth in the related Benchmark Report;”

(b) The definition of “Commitment Amount” is hereby amended and restated in full to read as follows:

“Commitment Amount” means (x) $240,092,000, minus (y) the Additional Forgiveness Amount. The Borrowers may elect to further reduce the Commitment Amount in accordance with Section 2.10.”

(c) Schedule I to the Loan and Security Agreement is hereby amended by deleting the definition of “Commitment Reduction Amount” contained therein.

(d) Schedule I to the Loan and Security Agreement is hereby amended by adding the following new definitions in the proper alphabetical location therein:

“Additional Forgiveness Amount” means the aggregate amount, as determined by the Lender, of any capital contribution (other than the capital contribution consisting of the Initial Forgiveness Amount) made by the Lender to ResCap after November 30, 2008, in the form of forgiveness of the principal amount of Loans outstanding under this Agreement.

“Additional Forgiveness Date” means the first date on or after the date hereof on which the Lender makes a capital contribution to ResCap in the form of forgiveness of the principal amount of Loans outstanding under this Agreement.

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“Initial Forgiveness Amount” means $451,493,000.

(e) Section 7.01(h) is hereby amended and restated in full to read as follows:

“Intentionally Omitted.”

SECTION 3. Waiver. The Lender does hereby waive any Default or Event of Default under the Loan and Security Agreement resulting from any failure of the Borrowers to comply with the provisions of Section 7.01(h) thereof prior to the date hereof. The Lender does hereby waive, solely in connection with any Borrower Funding Request delivered prior to December 31, 2008, the requirement that the representations and warranties set forth in Section 6.01(h) of the Loan and Security Agreement are true and correct on and as of the date of such Borrower Funding Request.

SECTION 4. Conditions of Effectiveness. This Amendment shall become effective as of the date first above written when, and only when, the Lender shall have received:

(a) A copy of this Amendment, duly executed by the parties hereto; and

(b) A certificate signed by a Responsible Officer of each Borrower and the Guarantor stating that:

(i)	The representations and warranties contained Section 5 hereof and in the Guarantee (in the case of the Guarantor) or Section 6.01 of the Loan and Security Agreement (excluding Section 6.01(h)), as amended hereby (in the case of the Borrowers), are correct on and as of the date of such certificate as though made on and as of such date; it being understood that solely for the purpose of this Agreement and as of the date hereof, the Borrowers shall not be required to make the representations and warranties set forth in Section 6.01(h) of the Loan and Servicing Agreement; and

(ii)	No event has occurred and is continuing that constitutes a Default.

SECTION 5. Representations and Warranties of the Borrowers and the Guarantor. The Borrowers and the Guarantor each represents and warrants as follows:

(a) It is a limited liability company duly organized or formed, validly existing and in good standing under the laws of Delaware.

(b) The execution, delivery and performance by it of this Amendment and (as applicable) the Loan and Security Agreement, as amended hereby, or the Guarantee and the consummation of the transactions contemplated hereby and thereby will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default

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under its organizational documents, or any material indenture, loan agreement, mortgage, deed of trust, or other material agreement or interest to which it is a party or by which it is otherwise bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument, other than this Agreement, or violate any Requirements of Law applicable to it of any Governmental Authority having jurisdiction over it or any of its properties if such violation, individually, or in the aggregate, is reasonably likely to have a Material Adverse Effect.

(c) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with execution, delivery or performance by it of this Amendment and (as applicable) the Loan and Security Agreement, as amended hereby, and the Guarantee.

(d) This Amendment has been duly executed and delivered by it. This Amendment and (as applicable) the Loan and Security Agreement, as amended hereby, and the Guarantee constitute, its legal, valid and binding obligations enforceable against it in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e) There are no proceedings or investigations pending, or to the best of its knowledge threatened in writing, against it before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of any Facility Document, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Facility Document, or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

SECTION 6. Reference to and Effect on the Loan Documents. (a) On and after the effectiveness of this Amendment, each reference in the Loan and Security Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Loan and Security Agreement, and each reference in the Note, the Guarantee and the other Facility Documents to “the Loan and Security Agreement,” “thereunder,” “thereof” or words of like import referring to the Loan and Security Agreement, shall mean and be a reference to the Loan and Security Agreement, as amended by this Amendment and all prior amendments referenced in this Amendment.

(b) The Loan and Security Agreement, the Guarantee, the Note and the other Facility Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

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(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender under any of Facility Documents, nor constitute a waiver of any provision of any of the Facility Documents.

SECTION 7. Notice. Each party hereto hereby acknowledges timely notice of the execution of this Amendment and of the transactions and amendments contemplated hereby. Each party hereto hereby waives any notice requirement contained in the Loan and Security Agreement, the Guarantee or the other Facility Documents with respect to the execution of this Amendment.

SECTION 8. Reservation of Rights. The Borrowers and the Guarantor each hereby acknowledge and agree that neither this Amendment nor the making of any Loan by the Lender and the Lender’s consent thereto either before or after the date hereof shall constitute (w) an approval of the accuracy of all or any portion of any Borrower Funding Request, (x) a waiver or forbearance by the Lender or any of the Facility Documents, except as expressly set forth herein, (y) the acceptance by the Lender of any course of conduct by either Borrower, the Guarantor or any other Person or (z) an agreement by the Lender to amend any of the Facility Documents without all required approvals. The Borrowers each hereby further acknowledge and agree that the Lender reserves all rights, remedies and options under the Facility Documents to require either Borrower to satisfy in all respects the conditions relating to the making of any Loan under the Loan and Security Agreement and each Borrower and the Guarantor to perform all of its obligations under the Facility Documents which are then due and owing or are susceptible of performance, as the case may be.

SECTION 9. Confirmation of the Facility Documents. The Borrowers and the Guarantor each hereby acknowledge and agree that the Loan and Security Agreement (as herein amended) the Guarantee and each other Facility Document are each ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms. Without limiting the foregoing, each Borrower ratifies and reaffirms its grant of a security interest in all the Collateral pledged by it, and agrees that such security interest is a first priority perfected security interest securing all Obligations and the Borrowers and the Guarantor each ratifies and reaffirms all of its other obligations under the Facility Documents executed and delivered by it. As of the date hereof, each reference in the Loan and Security Agreement to “this Agreement” shall mean the Loan and Security Agreement as amended by this Amendment, and as hereinafter amended or restated.

SECTION 10. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 11. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT

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REGARD TO CONFLICTS OF LAWS PRINCIPLES (BUT WITH REFERENCE TO SECTION 5-1401 OF THE NEW YORK OBLIGATION LAW, WHICH BY ITS TERMS APPLIES TO THIS AGREEMENT).

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

GMAC LLC
a Delaware limited liability company

By:	/s/ David C. Walker
Name:	David C. Walker
Title:	Group Vice President and Treasurer

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RESIDENTIAL CAPITAL, LLC
a Delaware limited liability company as Guarantor

By	/s/ Melissa White
Name:	Melissa White
Title:	Assistant Treasurer

RESIDENTIAL FUNDING COMPANY, LLC a Delaware limited liability company

By	/s/ Melissa White
Name:	Melissa White
Title:	Assistant Treasurer

GMAC MORTGAGE, LLC a Delaware limited liability company

By	/s/ Melissa White
Name:	Melissa White
Title:	Assistant Treasurer

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